SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
 April 26, 2004

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	0-2253 (Commission File Number)	Not Applicable
(I.R.S. Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda
(Address of Principal Executive Offices)

HM 08
(Zip Code)

(441) 292-0888
(Registrant’s Telephone Number, Including Area Code)

Item 12. Results of Operations and Financial Condition

The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition.” On April 26, 2004, PartnerRe Ltd. issued a press release reporting its 2004 first quarter results. A copy of the press release is attached hereto as Exhibit 1 and is hereby incorporated by reference.

Exhibit 1. Text of Press Release of PartnerRe Ltd., dated April 26, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PartnerRe Ltd.
(Registrant)

By:	/s/ Amanda Sodergren

	Name:	Amanda Sodergren
	Title:	Associate General Counsel

Date: April 26, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
1	Text of Press Release of PartnerRe Ltd., dated April 26, 2004.

PartnerRe Ltd. Reports First Quarter 2004 Results

  Net Income per share of $2.59; Operating Earnings per share of $2.02
  Annualized Net Income ROE of 24%; Annualized Operating ROE of 19%
  Book Value Growth of 7% to $45.59

PEMBROKE, Bermuda, April 26, 2004 -- PartnerRe Ltd. (NYSE:PRE) today reported record net income of $145.6 million, or $2.59 per share on a fully diluted basis, for the first quarter of 2004. This net income includes net after-tax realized gains on investments of $31.0 million or $0.57 per share. Net income for the first quarter of 2003, including net after-tax realized gains on investments of $37.9 million or $0.70 per share, was $124.4 million or $2.22 per share. Operating earnings for the first quarter of 2004 were $109.7 million or $2.02 per share on a fully diluted basis. Operating earnings exclude net after-tax realized investment gains and losses and are calculated after payment of preferred dividends. This compares to operating earnings of $81.4 million, or $1.52 per share, for the first quarter of 2003. All references to per share amounts are on a fully diluted basis.

PartnerRe President & Chief Executive Officer, Patrick Thiele, said, “We achieved exceptional results for the first quarter of 2004, with an annualized operating return on equity of 19% and book value growth of 7% for the quarter and 28% year over year. With our globally diversified business, strong ratings, and size, we are well positioned to achieve continued high quality earnings and generate real economic value for our shareholders over the short and long-term.”

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts)	Three months ended March 31

	2004	2003

Net Premiums Written	$1,523,701	$1,234,747

Net Premiums Earned	$892,787	$806,237

Non-life Combined Ratio	90.7%	93.2%

Net Income	$145,644	$124,369

Net Income per share (a)	$2.59	$2.22

Net Operating Earnings (a)	$109,740	$81,437

Net Operating Earnings per share (a)	$2.02	$1.52

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

(a)	Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Net operating earnings is net income available to common shareholders excluding after-tax net realized gains/losses on investments. Net operating earnings per share is defined as net operating earnings divided by the weighted average number of fully diluted shares outstanding for the period. Per share results are on a fully diluted basis.

Net premiums written for the first quarter 2004 were $1.5 billion, a 23% increase over the comparable period in 2003. Total revenues increased 11% in the quarter to $1.0 billion, including $892.8 million of net premiums earned – an increase of 11%; net investment income of $73.6 million – an increase of 20%; and net realized investment gains of $37.8 million – a decrease of 6%.

At March 31, 2004, total assets were $11.9 billion, total capitalization was $3.4 billion, and total shareholders’ equity was $2.8 billion. This compares to total assets of $10.9 billion, total capitalization of $3.2 billion, and total shareholders’ equity of $2.6 billion at December 31, 2003. Book value per common share was $45.59 on a fully diluted basis, compared to $42.48 per share at December 31, 2003.

Separately, the Company announced today that its Board of Directors declared a regular quarterly dividend of $0.34 per common share. The dividend will be payable on June 1, 2004, to common shareholders of record on May 21, 2004, with the stock trading ex-dividend commencing May 19, 2004.

Results of Operations

“We are very pleased with the performance of our operations this quarter, highlighted by a Non-Life combined ratio of 90.7%,” said Mr. Thiele. “In addition, we achieved very strong investment income growth as a result of the significant cash flow generated over the past several quarters.

“PartnerRe has now reached a level of size and diversification that adds strength and stability to our earnings. Notwithstanding several large losses in the Energy and Marine lines, including a $30 million loss on the Algerian gas plant explosion in January, we were able to produce excellent quarterly results.

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

“Our growth of 23% in net premiums written this quarter is positively impacted by a number of factors and is therefore not indicative of full year expected growth. The Non-Life segment premiums written reflect refinements in the process used for estimating premiums written, whereby we recognized during the first quarter full year estimated net premiums written of $146 million on certain portfolio treaties, as opposed to reporting these premiums progressively over the year. This change, however, will have no impact on full year premiums written.”

Mr. Thiele added, “Our results this quarter underscore what we believe is one of the strongest balance sheets in the industry. This quarter’s results include $59 million of reductions to prior period reserves. This change is consistent with our reserving philosophy, whereby we reserve the current year prudently, and adjust reserves as appropriate based upon the emergence of actual data or new circumstances after the risk period ends and client reports are received. We are convinced this approach leads to a stronger reserve position and greater balance sheet integrity.”

Results by Segment

As of January 2004, the Company is reporting separately on its Alternative Risk Transfer (ART) business as a new reporting segment in addition to the Company’s other two segments, Non-Life and Life. The ART segment includes finite reinsurance, structured finance, weather related products, as well as the results of the Company’s investment in Channel Re.

The Non-Life segment reported net premiums written of $1.4 billion for the quarter, an increase of 25%. The combined ratio was 90.7% for the first quarter compared to 93.2% for the same period in 2003. The Non-Life technical result increased 44% to $125 million. The results for this quarter include approximately $59 million of reductions to prior period reserves, in light of recent information received from clients.

The U.S. Property and Casualty business, which represented approximately 25% of total net premiums written for the quarter, reported net premiums written of $376 million, an 18% increase over the prior year’s first quarter, driven by growth in specialty casualty lines and motor business. Net premiums earned increased 14% during the quarter when compared to the same period in 2003. The technical ratio for this segment was 93.3%, compared to 96.0% in the first quarter of 2003.

The Global (Non-U.S.) Property and Casualty business, which represented approximately 31% of total net premiums written, reported net premiums written of $469 million for the

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

first quarter of 2004, compared to $305 million in 2003. A substantial portion of the growth in reported net premiums written relates to an increase of $146 million stemming from refinements in the process used for estimating premiums written on certain portfolio treaties, which was largely offset by a corresponding increase in unearned premiums. Net premium earned during the quarter were $255 million, as compared to $202 million in last year’s first quarter. The technical ratio for this segment was 98.7% compared to 92.2% for the same period in 2003.

The Worldwide Specialty business, which represented approximately 39% of total net premiums written for the quarter, reported net premiums written of $596 million for the first quarter, a 12% increase over the prior year period. Net premiums earned increased 3% during the quarter. This sub-segment’s technical ratio of 68.9%, compared to 80.7% for the first quarter of 2003, reflects strong results in several lines, particularly catastrophe, special risk, and aviation, despite a number of large losses in marine and energy. The results for this quarter include a reduction in reserves for prior years of approximately $66 million, based upon most recent information received from clients.

The Life segment, which markets coverages primarily in Europe, Canada and Latin America, and represented approximately 5% of total net premiums written, reported net premiums written of $83 million for the quarter, a marginal increase over the first quarter of 2003. The allocated technical result for the quarter was a loss of $4 million, compared to a gain of $1 million for the comparable period in 2003. This quarter’s results include a $5 million charge to reduce deferred acquisition costs for the segment’s discontinued U.S. annuity business.

The ART segment comprises finite reinsurance, structured finance, weather related products, and in the future will include the results of the Company’s recent investment in Channel Re. Premiums are not a representative measure of activity in ART, as reinsurance accounting does not apply for much of the business in this segment. The ART segment generally recognizes gross margins, net spreads, or changes in the value of derivative instruments on its various transactions either on the “premium written”, “premium earned”, “investment income”, or “other income” line of the income statement, according to applicable accounting guidance. The ART segment reported a technical result of $2 million for the first quarter of 2004, as compared to nil in the first quarter of 2003. During the first quarter of 2004, positive results in the segment’s credit business were partly offset by losses in the segment’s weather business.

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

Commentary and Outlook

“As previously reported, we maintained our excellent book of business at the January 1 renewals,” said Mr. Thiele. “In the Non-Life segment, market conditions have softened in the shorter tail lines, but profitability remains attractive. Casualty lines remained strong, and we have had excellent production in this area. As noted previously, we increased our book of business by over 5% at the January 1 renewals.

“We have made significant progress towards our stated plan for 2004 of $3.9 billion in net premiums written, a minimum of $6.90 in operating earnings per share, a 17% operating return on beginning equity, and combined ratio between 92-95%, barring any unusually large loss events.”

_____________________________________________

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which is driven by the timing of the disposition of investments and not by our operating performance. For planning purposes, the Company does not anticipate realized investment gains or losses. The Company also uses technical ratio and technical result as measures of underwriting performance. These metrics exclude overhead expenses. All references to per share amounts in this press release are on the basis of fully diluted shares. Certain reclassifications have been made to prior year consolidated financial statement amounts to conform to the current year presentation and the new segment presentation.

_____________________________________________

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering/energy, marine, special risks, other lines, life/annuity and health. At year-end 2003, total revenues were $3.9 billion. As of March 31, 2004, total assets were $11.9 billion, total capitalization was $3.4 billion and total shareholders’ equity was $2.8 billion. Our major reinsurance operations have ratings of AA- from Standard & Poor’s, Aa3 from Moody’s, A+ from A.M. Best, and AA from Fitch.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe or other large losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on thes e forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd	Citigate Sard Verbinnen
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Jim Barron/Hallie Bozzi
Media Contact: Celia Powell

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
 (Expressed in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the three months ended March 31, 2004	For the three months ended March 31, 2003

Revenues
Gross premiums written	$1,553,622	$1,261,590

Net premiums written	$1,523,701	$1,234,747
Increase in unearned premiums	(630,914)	(428,510)

Net premiums earned	892,787	806,237
Net investment income	73,584	61,129
Net realized investment gains	37,813	40,070
Other income	2,793	2,277

Total Revenues	1,006,977	909,713

Expenses
Losses and loss expenses including life policy benefits	569,858	555,997
Acquisition costs	204,331	169,722
Other operating expenses	67,562	51,271
Interest expense	10,168	3,196
Net foreign exchange gains	(1,197)	(3,734)

Total Expenses	850,722	776,452

Income before distributions related to Trust Preferred
and Mandatorily Redeemable Preferred Securities and taxes	156,255	133,261
Distributions related to Trust Preferred and Mandatorily
Redeemable Preferred Securities	-	6,815
Income tax expense	10,611	2,077

Net income	$145,644	$124,369

Preferred dividends	$4,894	$5,000

Operating earnings available to common shareholders	$109,740	$81,437

Comprehensive income	$197,396	$102,437

Per Share Data:
Earnings per common share:
Basic operating earnings	$2.04	$1.55
Net realized investment gains, net of tax	0.58	0.73

Basic net income	$2.62	$2.28

Weighted average number of common shares
outstanding	53,781.1	52,403.2
Diluted operating earnings	$2.02	$1.52
Net realized investment gains, net of tax	0.57	0.70

Diluted net income	$2.59	$2.22

Weighted average number of common and
common equivalent shares outstanding	54,370.1	53,738.6

PartnerRe Ltd.
Consolidated Balance Sheets
 (Expressed in thousands of U.S. dollars, except per share data and parenthetical share data)
(Unaudited)

	March 31, 2004	December 31, 2003
Assets
Investments and cash
Fixed maturities, at fair value
(amortized cost: 2004, $5,315,968; 2003, $5,241,494)	$5,470,485	$5,343,651
Short-term investments, at fair value
(amortized cost: 2004, $44,878; 2003, $46,271)	44,902	46,307
Equities, at fair value
(cost: 2004, 644,607; 2003, $614,697)	761,444	713,950
Trading securities, at fair value (cost: 2004, $96,907; 2003, $113,385)	104,942	122,544
Cash and cash equivalents, at fair value, which approximates amortized cost	710,072	558,692
Other invested assets	84,932	11,590

Total investments and cash	7,176,777	6,796,734
Accrued investment income	104,078	132,291
Reinsurance balances receivable	1,747,725	1,214,269
Reinsurance recoverable on paid and unpaid losses	198,408	188,706
Funds held by reinsured companies	1,072,965	1,068,432
Deferred acquisition costs	444,617	354,854
Deposit assets	490,734	508,037
Taxes recoverable	57,429	80,835
Goodwill	429,519	429,519
Other	131,718	129,337

Total Assets	$11,853,970	$10,903,014

Liabilities
Unpaid losses and loss expenses	$4,904,394	$4,755,059
Policy benefits for life and annuity contracts	1,137,879	1,162,016
Unearned premiums	1,672,972	1,035,450
Funds held under reinsurance treaties	27,288	27,399
Deposit liabilities	532,458	570,634
Long-term debt	220,000	220,000
Net payable for securities purchased	35,258	5,389
Accounts payable, accrued expenses and other	148,726	126,675
Debt related to Trust Preferred Securities	206,186	206,000
Mandatorily Redeemable Preferred Securities	200,000	200,000

Total Liabilities	9,085,161	8,308,622

Shareholders Equity
Common shares (par value $1.00, issued and outstanding:
2004, 53,781,199; 2003, 53,741,553)	53,781	53,742
Preferred shares (par value $1.00, issued and outstanding: 2004, 11,600,000;
2003, 11,600,000; aggregate liquidation preference: $290,000,000)	11,600	11,600
Additional paid-in capital	1,023,561	1,023,167
Deferred compensation	(359)	(125)
Accumulated other comprehensive income:
Net unrealized gains on investments, net of tax	224,435	166,492
Currency translation adjustment	10,466	16,657
Retained earnings	1,445,325	1,322,859

Total Shareholders' Equity	2,768,809	2,594,392

Total Liabilities and Shareholders Equity	$11,853,970	$10,903,014

Shareholders Equity Per Common Share	$46.09	$42.88

Diluted Book Value Per Common and Common Equivalent
Share (assuming exercise of warrants and stock options)	$45.59	$42.48

Number of Diluted Common Shares Outstanding	54,370.3	54,242.8

PartnerRe Ltd.
Supplementary Information
 (in millions of U.S. dollars)
(Unaudited)

SEGMENT INFORMATION
For the three months ended March 31, 2004

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total
Gross premiums written	$376	$469	$619	$1,464	$1	$89	-	$1,554
Net premiums written	$376	$469	$596	$1,441	$-	$83	-	$1,524
(Increase) decrease in unearned premiums	(153)	(214)	(253)	(620)	2	(13)	-	(631)

Net premiums earned	223	255	343	821	2	70	-	893
Losses and loss expenses including
life policy benefits	(166)	(187)	(164)	(517)	-	(53)	-	(570)
Acquisition costs	(42)	(64)	(73)	(179)	-	(25)	-	(204)

Technical Result	$15	$4	$ 106	$ 125	$2	(8)	-	$119
Other income	n/a	n/a	n/a	-	3	-	-	3
Other operating expenses	n/a	n/a	n/a	(48)	(4)	(6)	(10)	(68)

Underwriting Results	n/a	n/a	n/a	$ 77	$1	$(14)	n/a	54
Net investment income	n/a	n/a	n/a	n/a	-	10	64	74
Allocated Life Technical Result (6)	n/a	n/a	n/a	n/a	n/a	$(4)	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	38	38
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(10)	(10)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	1	1
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(11)	(11)

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	146

Loss ratio (1)	74.3%	73.5%	47.6%	62.9%
Acquisition ratio (2)	19.0	25.2	21.3	21.9

Technical ratio (3)	93.3%	98.7%	68.9%	84.8%
Other overhead expense ratio (4)				5.9

Combined ratio (5)				90.7%

(A)	This segment will include the Company's investment income from Channel Re; however, results for the period ended March 31, 2004 do not include income from Channel Re as Channel Re's first quarter's results will be reported to the Company during the second quarter.

For the three months ended March 31, 2003

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment	Life Segment	Corporate	Total
Gross premiums written	$318	$305	$552	$1,175	$-	$87	$-	$1,262
Net premiums written	$318	$305	$530	$1,153	$-	$82	$-	$1,235
Increase in unearned premiums	(122)	(103)	(197)	(422)	-	(7)	-	(429)

Net premiums earned	$196	$202	$333	$731	$-	75	-	$806
Losses and loss expenses including
life policy benefits	(138)	(138)	(207)	(483)	-	(73)	-	(556)
Acquisition costs	(50)	(49)	(62)	(161)	-	(9)	-	(170)

Technical Result	$8	$15	$64	$87	$-	$(7)	$-	$80
Other income	n/a	n/a	n/a	-	2	-	-	2
Other operating expenses	n/a	n/a	n/a	(38)	(2)	(4)	(7)	(51)

Underwriting Results	n/a	n/a	n/a	$49	$-	$(11)	n/a	$31
Net investment income	n/a	n/a	n/a	n/a	-	12	49	61

Allocated Life Technical Result (6)	n/a	n/a	n/a	n/a	n/a	$1	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	40	40
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(3)	(3)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	4	4
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(2)	(2)
Distributions related to Trust Preferred and								-
Mandatorily Redeemable Preferred Securities	n/a	n/a	n/a	n/a	n/a	n/a	(7)	(7)

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$124

Loss ratio (1)	70.3%	68.2%	62.2%	66.0%
Acquisition ratio (2)	25.7	24.0	18.5	22.0

Technical ratio (3)	96.0%	92.2%	80.7%	88.0%
Other overhead expense ratio (4)				5.2

Combined ratio (5)				93.2%

(1)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(2)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(3)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio
(4)	Other overhead expense ratio is obtained by dividing other operating expenses by net premiums earned.
(5)	Combined ratio is the sum of the technical ratio and the other overhead expense ratio.
(6)	Allocated Life technical result is defined as net premiums earned and allocated investment income less losses and loss expenses, acquisition costs and other overhead expenses.

PartnerRe Ltd.
Supplementary Information

(Unaudited)

	For the three months ended March 31, 2004	For the three months ended March 31, 2003
Distribution of Net Premiums Written by
Line of Business:
Non-Life
Property and Casualty
Property	21%	19%
Casualty	22	20
Motor	13	11
Worldwide Specialty
Agriculture	2	2
Aviation/Space	3	5
Catastrophe	15	18
Credit/Surety	4	3
Engineering/Energy	4	6
Marine	2	3
Special Risk	9	6
ART	-	-
Life	5	7

Geographic Distribution of Gross Premiums Written:
Europe	48%	44%
North America	37	42
Asia, Australia and New Zealand	10	9
Latin America and the Caribbean	4	4
Africa	1	1

As at March 31, 2004
Credit Ratings (Financial Strength Ratings):
Standard & Poor's	AA-
Moodys	Aa3
A.M. Best	A+

	As at March 31, 2004 (in thousands of U.S. dollars)	As at December 31, 2003 (in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$220,000	6%	$220,000	7%
Trust Preferred Securities(1)	200,000	6	200,000	6
Series B Cumulative Redeemable Preferred Shares (PEPS)	200,000	6	200,000	6
6.75% Series C Cumulative Preferred Shares, aggregate liquidation	290,000	9	290,000	9
Common Shareholders' Equity	2,478,809	73	2,304,392	72

Total Capital	$3,388,809	100%	$3,214,392	100%

(1)	Neither the Trust that issued the securities not PartnerRe Finance which owns the Trust meet the consolidation requirements of FIN 46(R). Accordingly, the Company shows the related intercompnay debt of $206.2 million on its Consolidated Balance Sheets.

PartnerRe Ltd.
Supplementary Information

(Unaudited)

	As at March 31, 2004		As at December 31, 2003
Investment Portfolio:
Credit Quality AAA	57%		57%
AA	3		3
A	20		19
BBB	14		14
Below Investment Grade/Unrated	6		7

By Class U.S. Government	6%		7%
U.S. Mortgage/Asset Backed	18		17
U.S. Corporates	26		26
Foreign Fixed Income	31		31
Equities and Equity Substitutes	15		15
Cash (net of pending transactions)	4		4

Expected average duration	3.3	Yrs	3.6	Yrs
Average yield to maturity at market	3.4%		3.8%
(fixed income securities and cash)
Average Credit Quality	AA		AA

	For the three months ended March 31, 2004	For the three months ended March 31, 2003
	(in thousands of U.S. dollars except per share data)
Reconciliation of Net income to Operating earning
available to common shareholders:
Net income	$145,644	124,369
Less:
Net realized investment gains, net of tax	31,010	37,932
Dividends to preferred shareholders	4,894	5,000

Operating income available to common shareholders	$109,740	81,437

Diluted net income per common share	$2.59	$2.22
Less:
Net realized investment gains, net of tax, per common share	0.57	0.70

Diluted operating earning per common share	$2.02	$1.52

Annualized return on beginning common shareholders' equity
calculated with net income	24.4%	26.1%
Less:
Net realized investment gains, net of tax	5.4	8.3

Annualized operating return on equity	19.0%	17.8%